                                                                     Exhibit 5.1



                                                           January 20, 1998

Mariner Health Group, Inc.
125 Eugene O'Neill Drive
New London, CT  06320

         Re:      Mariner Health Group, Inc.
                  Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

      We are acting as counsel for Mariner Health Group, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 for the offer and sale of up to 488,533 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued upon exercise of options assumed by the Company under the Prism Health Group, Inc. 1992 Employee, Director and Consultant Stock Plan (as described in the Registration Statement) or granted by the Company under certain other employee benefit plans (as described in the Registration Statement) (collectively the "Options").

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the statements set forth in the Certificate of the Secretary of the Company dated January 7, 1998, without making any independent investigation or inquiry with respect to the completeness or accuracy of such statements.

      We are members only of the bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Options against receipt by the Company of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,


                                             TESTA, HURWITZ & THIBEAULT, LLP